Exhibit e

Certification under Rule 466

The depositary, Digital Securities Depositary Corporation, represents and certifies the following:

(1)            That it previously had filed a registration statement on Form F-6 (3i Group plc File No.: 333-292230), which the U.S. Securities and Exchange Commission declared effective, with terms of deposit identical to the terms of deposit of this Form F-6 Registration Statement except for the shares represented by the American Depositary Shares and the name of the issuer of such shares; and

(2)            That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:	Digital Securities Depositary Corporation, Depositary		DEUTSCHE BANK TRUST COMPANY AMERICAS, Depositary

	By:/s/ Alistair Jones	/s/ Michael Tompkins	/s/ Michael Tompkins
	Name: Alistair Jones	Name: Michael Tompkins	Name: Michael Tompkins
	Title: CEO	Title: Director	Title: Director

		/s/ Robert Bruder	/s/ Robert Bruder
		Name: Robert Bruder	Name: Robert Bruder
		Title: Vice President	Title: Vice President